UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2013

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 25, 2013, Avantair, Inc. (the “Company”) announced that effective January 21, 2013, David Haslett, age 51, was appointed Chief Operating Officer of the Company. Mr. Haslett was previously Managing Director of Sportech Racing since May 2000 and was responsible for leading its sales, operations, research and development, engineering and purchasing activities. Prior to joining Sportech Racing, Mr. Haslett was Managing Director, Racecourse Division of the Horserace Totalisator Board in the United Kingdom from 1996 to 2000.

As Chief Operating Officer, Mr. Haslett will be paid an initial annual base salary of $280,000 and will be eligible to receive an additional one time cash payment of $70,000 six months from the commencement of his employment based on his performance. In addition, on January 21, 2013, Mr. Haslett received 175,000 shares of restricted stock of the Company of which one-half of the shares will vest on January 21, 2014, and the remaining one-half of the shares will vest on January 21, 2015, subject to Mr. Haslett’s continued employment with the Company.

(e) The information contained in Item 5.02(c) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

On January 25, 2013, the Company issued a press release announcing Mr. Haslett’s appointment as Chief Operating Officer, as described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 22, 2013, the Board of Directors of the Company adopted the Fourth Amended and Restated By-Laws of Avantair, Inc. The Restated By-Laws provide for the new position of Lead Director, which was not included in the Company’s previous bylaws. The Restated By-Laws amend the Company’s previous bylaws, primarily to provide that:

•	The Lead Director, among other persons, may call special meetings of the stockholders (Section 2.3);

•	The Lead Director will act as chairman of meetings of the stockholders in the absence of the Chairman of the Board of Directors (Section 2.5);

•

The independent directors will select one of their members to be Lead Director during all times that the Chief Executive Officer of the Company also serves as Chairman of the Board of Directors (Section 3.6);

•

The Lead Director will coordinate the activities of the other non-management directors, consult with the Chairman of the Board of Directors to determine the agenda for meetings of the Board of Directors, and perform all other duties and exercise all other powers which may be delegated to the Lead Director by the Board of Directors (Section 3.6); and

•	The Lead Director will preside over meetings of the Board of Directors in the absence of the Chairman of the Board of Directors (Section 3.6).

This summary of the revisions to the Company’s bylaws is not complete and is qualified in its entirety by reference to the full and complete Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference herein.

ITEM 8.01	Other Events

Effective January 22, 2013, the Board of Directors of the Company appointed Steven Santo, Chief Executive Officer of the Company, as Chairman of the Board of Directors. Mr. Santo has served as Chief Executive Officer and a director since 2003 and succeeds Robert Lepofsky, who will remain a director of the Company. Mr. Santo will not receive any additional compensation for his role as Chairman of the Board.

In addition, effective January 22, 2013, the Board of Directors of the Company appointed Lorne Weil, a director of the Company, as Lead Director. Mr. Weil has served as a member of the Company’s Board of Directors since 2010. Mr. Weil will not receive any additional compensation for his participation as Lead Director. Upon Mr. Weil’s appointment as Lead Director, effective January 22, 2013, A. Clinton Allen resigned in his capacity as Vice Chairman of the Board of Directors. Mr. Allen will remain a director of the Company.

The information furnished in this section of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Document

3.1	Fourth Amended and Restated By-Laws of Avantair, Inc.

99.1	Press Release dated January 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAIR, INC.

Date: January 25, 2013	By:	/s/ Steven F. Santo
Steven F. Santo
Chief Executive Officer
(Authorized Officer and Principal Executive Officer)